SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                          Date of Report: June 14, 2004

                                 Techedge, Inc.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

      000-50005                                                  04-3703334
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(Commission File Number)                                       (IRS Employer
                                                             Identification No.)

33 Wood Avenue South, 7F, Iselin, New Jersey                        08830
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: 732-632-9896

3 Rolling Hill Road, Hamptons Bays, New York 11946
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(Former name or former address, if changed since last report)

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

      On June 9, 2004, Techedge, Inc., a Delaware company (the "Company"), acquired all of the issued and outstanding stock of China Quantum Communications, Ltd., a Cayman Islands company ("CQ"), pursuant to a Share Exchange Agreement, dated as of June 9, 2004, by and among the Company, the shareholders of the Company listed on Exhibit A thereto, CQ and the shareholders of CQ listed on Exhibit B thereto (the "Exchange Agreement").

      Pursuant to the Exchange Agreement, CQ became a wholly-owned subsidiary of the Company, and in exchange for the CQ shares, the Company issued 72,000,000 shares of its common stock to the shareholders of CQ, representing approximately 90% of the Company's outstanding stock at the time. The following three persons were appointed to fill vacancies on the Company's board of directors: Peter Wang, Charles Xue and Ya Li.

      The Company is not aware of any arrangements which may at a subsequent date result in a change in control.

OVERVIEW

      The Company, through CQ and CQ's wholly-owned subsidiaries, develops and provides advanced wireless voice, data, and multimedia services to commercial and residential users in the U.S. and China. The Company focuses its activities on the development and deployment of IP based Personal Communication Service
(PCS), a regional wireless VoIP service delivered on unlicensed low power PCS frequency through IP-enabled local transceiver and IP centric soft-switched networks, operating on an advanced proprietary software centric multi-service global communication service platform and management system.

ITEM 7. EXHIBITS

Exhibit No.    Description
-----------    -----------

2.1            Share Exchange Agreement, dated June 9, 2004


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TECHEDGE, INC.


                                        By: /s/ Peter Wang
                                           -------------------------------------
                                           Name:  Peter Wang
                                           Title:  Chief Executive Officer

Dated: June 14, 2004


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